EXHIBIT 10.2

EXECUTION FORM

SECURITY AGREEMENT

     This SECURITY AGREEMENT is made as of April 15, 2005 (the “Agreement”), by Life Time Fitness, Inc., a Minnesota corporation, with an office at 6442 City West Parkway, Eden Prairie, MN 55344 (the “Borrower”), in favor of U. S. Bank National Association, a national banking association with an office at U. S. Bancorp Center, 800 Nicollet Mall, Minneapolis, MN 55402, as administrative agent (in such capacity the “Agent”) for the benefit of the “Secured Parties”(as hereinafter defined).

RECITALS

     A. The Borrower, the banks now or hereafter parties thereto (the “Bank(s)”), the Agent, USBNA, as Lead Arranger, and J. P. Morgan Securities Inc., as Syndication Agent, are the parties to that certain Credit Agreement dated as of even date herewith (the Credit Agreement as it may be amended, modified, supplemented, increased or restated from time to time being the “Credit Agreement”).

     B. As a condition to the effectiveness of the Credit Agreement and to extensions of credit thereunder, the Banks have required that the Borrower grant a security interest in its assets in accordance with this Agreement

     C. The Borrower has determined that the execution, delivery and performance of this Agreement are in its best business and pecuniary interest.

     NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

     As used herein, the following terms shall have the meanings set forth in this Section:

     “Accounts” shall have the meaning provided in the UCC.

     “Agent” shall have the meaning provided in the preamble hereto.

     “Bank(s)” shall have the meaning provided in the recitals hereto.

     “Borrower” shall have the meaning provided in the preamble hereto.

     “Chattel Paper” shall have the meaning provided in the UCC and shall include, without limitation, all Electronic Chattel Paper and Tangible Chattel Paper.

     “Collateral” shall mean all property in which a security interest is granted hereunder.

     “Commercial Tort Claim” shall have the meaning provided in the UCC.

     “Controlled Property” shall mean property of every kind and description in which the Borrower has or may acquire any interest, now or hereafter at any time in the possession or control of the Agent or any other Secured Party for any reason and all dividends and distributions on or other rights in connection with such property.

     “Credit Agreement” shall have the meaning provided in the recitals hereto.

     “Data Processing Records and Systems” shall mean all of Borrower’s now existing or hereafter acquired electronic data processing and computer records, software (including, without limitation, all “Software” as defined in the UCC), systems, manuals, procedures, disks, tapes and all other storage media and memory.

     “Default” shall have the meaning provided in the Credit Agreement.

     “Deposit Accounts” shall have the meaning provided in the UCC and shall include, without limitation, any demand, time, savings, passbook or similar account maintained with a bank.

     “Document” shall have the meaning provided in the UCC.

     “Electronic Chattel Paper” shall have the meaning provided in the UCC.

     “Equipment” shall have the meaning provided in the UCC.

     “Event of Default” shall have the meaning specified in Article VI hereof.

     “Fixtures” shall have the meaning provided in the UCC.

     “General Intangibles” shall have the meaning provided in the UCC and shall include, without limitation, all Payment Intangibles.

     “Goods” shall have the meaning provided in the UCC and shall include embedded “Software” to the extent included in “Goods” as defined in the UCC.

     “Instruments” shall have the meaning provided in the UCC.

     “Insurance Proceeds” shall mean all proceeds of any and all insurance policies payable to Borrower with respect to any Collateral, or on behalf of any Collateral, whether or not such policies are issued to or owned by Borrower.

     “Inventory” shall have the meaning provided in the UCC.

     “Investment Property” shall have the meaning provided in the UCC.

     “Letter-of-Credit Rights” shall have the meaning provided in the UCC.

     “Obligations” shall have the meaning provided in the Credit Agreement.

     “Payment Intangibles” shall have the meaning provided in the UCC.

     “Proceeds” shall have the meaning provided in the UCC.

     “Products” shall mean any goods now or hereafter manufactured, processed or assembled with any of the Collateral.

     “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to:

     (a) in the case of each Bank, such Bank’s Total Percentage, as adjusted pursuant to Section 8.10 of the Credit Agreement; and

     (b) in the case of each Rate Protection Provider, the percentage equivalent of a fraction, the numerator of which are the Rate Protection Obligations then due and payable to such Rate Protection Provider and the denominator of which is the sum of the Revolving Commitment Amounts (or, if the Revolving Credit Commitments have terminated, the Total Revolving Outstandings) of all Banks and all Rate Protection Obligations then due and payable.

     “Rate Protection Obligations” shall have the meaning provided in the Credit Agreement.

     “Secured Obligations” shall mean the Obligations.

     “Secured Party(ies)” shall mean individually or collectively, as the case may be, each Bank, each Rate Protection Provider and the Agent.

     “Supporting Obligations” shall have the meaning provided in the UCC.

     “Tangible Chattel Paper” shall have the meaning provided in the UCC.

     “UCC” shall mean the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time; provided, however, that: (a) to the extent that the UCC is used to define any term herein, and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; and (b) if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Minnesota, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest and for purposes of definitions related to such provisions.

     Other terms defined herein shall have the meanings ascribed to them herein. All capitalized terms used herein, and not specifically defined herein, shall have the meaning ascribed to them in the Credit Agreement.

ARTICLE II
LIENS

     As security for the payment of all Secured Obligations when due, at stated maturity, by acceleration or otherwise, the Borrower hereby grants to the Agent, for itself and the pro rata use and benefit of the other Secured Parties, a security interest in all of the Borrower’s right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising:

Accounts;
Chattel Paper;
Commercial Tort Claims, if any, described on Exhibit B attached hereto and incorporated herein by reference;
Controlled Property;
Deposit Accounts;
Documents;
Equipment and Fixtures;
General Intangibles;
Instruments;
Inventory;
Investment Property;
Letter-of-Credit Rights;
Proceeds (whether cash or non-cash Proceeds, including Insurance Proceeds and non-cash Proceeds of all types);
Products of all the foregoing; and
Supporting Obligations;

provided, that the Collateral does not include: (a) the Borrower’s membership interest in Bloomingdale LIFE TIME Fitness, L.L.C., an Illinois limited liability company; and (b) any right, title or interest in any lease, contract, license, license agreement or other General Intangible covering personal or real property, or any fixture, of Borrower to the extent that under the terms of: (i) such lease, contract, license, license agreement or other General Intangible, or applicable law with respect thereto, the grant of a security interest or lien therein to the Agent is prohibited and permits the other party thereto to declare Borrower in default thereunder; or (ii) any other enforceable agreement relating to any such lease, contract, license, license agreement or other General Intangible covering personal or real property, or any fixture, of Borrower, the grant of a security interest or lien therein to the Agent is prohibited or permits the other party thereto to declare Borrower in default thereunder and, in any case described in this clause (b), such prohibition has not been waived or the consent of the relevant other party has not been obtained, provided further, that, in any case described in this clause (b), the foregoing exclusion shall not apply if any such prohibition is unenforceable under the applicable UCC or other applicable law .

ARTICLE III
REPRESENTATIONS AND COVENANTS OF THE BORROWER

     The Borrower represents, warrants and covenants that:

     3.1 Authorization. The execution and performance of this Agreement have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of the stockholders of any entity, or the consent of any governmental entity that has not been obtained; or (b) violate any indenture, loan or credit agreement or any Related Agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound.

     3.2 Title to Collateral. The Borrower has good and marketable title to all of the Collateral and none of the Collateral is subject to any Lien except for the Lien created pursuant to this Agreement or other Liens permitted by Section 6.12 of the Credit Agreement (such other Liens being the “Permitted Liens”).

     3.3 Disposition or Encumbrance of Collateral. The Borrower will not encumber, sell or otherwise transfer or dispose of the Collateral without the prior written consent of the Agent except as provided in this Section, the Lien created by this Agreement or for Permitted Liens. Until a Default or Event of Default has occurred and is continuing, the Borrower may:

     (a) sell Inventory in the ordinary course of business provided that the Borrower receives as consideration for such sale an amount not less than the fair value of the Inventory at the time of such sale; and

     (b) sell, transfer or otherwise dispose of Equipment and Fixtures in the ordinary course of business to the extent permitted by Section 6.2 of the Credit Agreement.

     3.4 Validity of Accounts. The Borrower warrants that all Collateral consisting of Accounts, Chattel Paper and Instruments included in the Borrower’s financial statements or books and records are bona fide existing obligations created by the sale and actual delivery of Inventory or the rendition of services to customers in the ordinary course of business, which the Borrower owns free and clear of any Lien other than the Lien created by this Agreement or other Permitted Liens and which are then unconditionally owing to the Borrower without defenses, offset or counterclaim except those arising in the ordinary course of business that are immaterial in the aggregate, and that the unpaid principal amount of any Chattel Paper or Instrument and any security therefor is and will be as represented to the Agent on the date of the delivery thereof to the Agent.

     3.5 Maintenance of Tangible Collateral. The Borrower will maintain the tangible Collateral in good condition and repair, normal wear and tear excepted. At the time of attachment and perfection of the security interest granted pursuant hereto and thereafter, all tangible Collateral will be located and will be maintained only at the locations in which the Agent has perfected its Lien in such tangible Collateral. Except as otherwise permitted by Section 3.3, the Borrower will not remove such Collateral from such locations unless, prior to any such removal, the Borrower has given written notice to the Agent of the location or locations to which the Borrower desires to remove the Collateral, the Agent has given its written consent to such removal and the Borrower has delivered to the Agent acknowledgment copies of financing statements filed where appropriate to continue the perfection of the Agent’s Lien interest as a first priority lien therein. The Agent’s Lien attaches to all of the Collateral wherever located and the Borrower’s failure to inform the Agent of the location of any item or items of Collateral shall not impair the Secured Parties’ security interest therein.

     3.6 Notation on Chattel Paper. For purposes of the Lien granted pursuant to this Agreement, the Agent has been granted a direct Lien in all Chattel Paper constituting part of the Collateral and such Chattel Paper is not claimed merely as Proceeds of Inventory. Upon the Agent’s request, the Borrower will deliver to the Agent the original of all Chattel Paper. The Borrower will not execute any copies of such Chattel Paper constituting part of the Collateral other than those which are clearly marked as a copy. The Agent may stamp any such Chattel Paper with a legend reflecting the Agent’s Lien therein.

     3.7 Instruments as Proceeds; Deposit Accounts. Notwithstanding any other provision in this Agreement concerning Instruments, the Borrower covenants that the Borrower will deposit all Instruments constituting cash Proceeds (for example, money and checks) in Deposit Accounts permitted by Section 5.15 of the Credit Agreement. Borrower has granted to the Agent a direct security interest in all Deposit Accounts constituting part of the Collateral and such Deposit Accounts are not claimed merely as Proceeds of other Collateral.

     3.8 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrower and if the Borrower fails to promptly pay any thereof when due, the Agent may, at its option, but shall not be required to pay the same whereupon the same shall constitute Secured Obligations and shall bear interest at the Default Rate applicable to Base Rate Advances (the “Default Rate”) and shall be secured by the Lien granted hereunder.

     3.9 Insurance. The Borrower will procure and maintain, or cause to be procured and maintained, insurance issued by responsible insurance companies insuring the Collateral against damage and loss by theft, fire, collision (in the case of motor vehicles), and such other risks as are usually carried by owners of similar properties or as may be requested by the Agent in an amount equal to the replacement value thereof, and, in any event, in an amount sufficient to avoid the application of any co-insurance provisions and payable, in the case of any loss in excess of the amount permitted to be adjusted and collected by the Borrower pursuant to Article V of this Agreement, to the Borrower and the Agent jointly. All such insurance shall contain an agreement by the insurer to provide the Agent with 30 days’ prior notice of cancellation and an agreement that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. The Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types (which may include, without limitation, public and product liability, larceny, embezzlement, business interruption or other criminal misappropriation insurance) and in such amounts as is customary in the case of reputable similar situated companies engaged in the same or similar businesses. The Borrower will deliver evidence of such insurance and the policies of insurance or copies thereof to the Agent upon request.

     3.10 Compliance with Law. The Borrower will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law where such use could reasonably be expected to constitute a Material Adverse Occurrence.

     3.11 Books and Records; Access.

     (a) The Borrower will permit the Agent, each other Secured Party and their respective representatives to examine the Borrower’s books and records (including Data Processing Records and Systems) with respect to the Collateral and make extracts therefrom and copies thereof at any time and from time to time as provided in Section 5.5 of the Credit Agreement.

     (b) The Agent shall have authority, at any time, to place, or require the Borrower to place, upon the Borrower’s books and records relating to Accounts, Chattel Paper and other rights to payment covered by the security interest granted hereby a notation or legend stating that such Accounts, Chattel Paper and other rights to payment are subject to the Agent’s Lien.

     3.12 Notice of Default. The Borrower will give notice to the Agent of the occurrence of a Default or Event of Default in accordance with Section 5.1(e) of the Credit Agreement.

     3.13 Additional Documentation. The Borrower will execute, from time to time, authorizes the Agent to execute from time to time as the Borrower’s attorney-in-fact, and/or file such financing statements, assignments, and other documents covering the Collateral, including Proceeds, as the Agent may reasonably request or require in order to create, evidence, perfect, maintain or continue its Lien in the Collateral (including additional Collateral acquired by the Borrower after the date hereof), and the Borrower will pay the cost of filing the same in all public offices in which the Agent may deem filing to be appropriate; and will notify the Agent promptly upon acquiring any additional Collateral that may require an additional filing. Upon the Agent’s request made following the occurrence and during the continuance of an Event of Default, the Borrower will deliver all the Borrower’s Documents, Chattel Paper and Instruments to the Agent.

     3.14 Chief Executive Office; State of Incorporation. The location of the chief executive office of the Borrower is located in the State set forth in the preamble hereto and will not be changed from such state without 30 days’ prior written notice to the Agent. The Borrower warrants that its books and records concerning Accounts and Chattel Paper are located at its chief executive office. Borrower’s State of organization is the State set forth in the preamble hereto and such State has been its State of organization since the date of Borrower’s organization. Borrower will not change its State of organization from such State without 30 days’ prior written notice to Agent, Agent has given its written consent to such change, and Borrower has delivered to Agent acknowledgment copies of financing statements filed where appropriate to continue the perfection of Agent’s security interest as a first priority security interest therein.

     3.15 Name of the Borrower. Borrower’s exact legal name and type of legal entity is as set forth in the preamble hereto. Borrower will not change its legal name without 30 days’ prior written notice to the Agent, the Agent has given its written consent to such change, and Borrower has delivered to the Agent acknowledgment copies of financing statements filed where appropriate to continue the perfection of the Agent’s security interest as a first priority security interest in the Collateral. The Borrower has not used any other name within the past five years except those described on Exhibit A attached hereto. Neither the Borrower nor any predecessor in title to any of the Collateral has executed any financing statements or security agreements presently effective as to the Collateral except those described on Exhibit A attached hereto.

     3.16 Claims etc. After the occurrence and during the continuance of an Event of Default, the Agent may at all times settle or adjust disputes and claims directly with the obligor on any Collateral for amounts and upon terms which the Agent considers commercially reasonable. No discount, credit, adjustment or allowance shall be granted by the Borrower to any obligor on any Collateral without the Agent’s written consent other than discounts, credits adjustments or allowances made or granted by the Borrower in the ordinary course of business prior to the occurrence and during the continuance of an Event of Default.

     3.17 Power of Attorney. The Borrower appoints the Agent, or any other person whom the Agent may from time to time designate, as the Borrower’s attorney with power, to: (a) endorse the Borrower’s name on any checks, notes, acceptances, drafts or other forms of payment or security evidencing or relating to any Collateral that may come into the Agent’s or any Secured Party’s possession; (b) sign the Borrower’s name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Documents or other Collateral on notices of assignment, financing statements under the UCC and other public records, on verifications of accounts and on notices to customers; (c) notify the post office authorities to change the address for delivery of the Borrower’s mail to an address designated by the Agent; (d) receive and open all mail addressed to the Borrower, other than correspondence from the Borrower’s attorneys; (e) send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers; and (f) do all things necessary to carry out this Agreement; provided, however, that the powers granted pursuant to this Section 3.17 shall be exercisable only after the occurrence and during the continuance of an Event of Default except to the extent that the pre-Event of Default exercise of such power of attorney is necessary to: (x) perfect, or continue the perfection of, the Agent’s Lien in the Collateral; or (y) preserve or protect the Collateral following the Borrower’s failure to take action reasonably requested by the Agent as being necessary to preserve or protect the Collateral within five (5) Business Days after the Agent has requested that Borrower take the requested action. The Borrower ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither the Agent nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Secured Obligation remains unpaid. The Borrower waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which the Borrower may otherwise be entitled.

     3.18 Patents and Trademarks; Etc. The Borrower agrees with the Agent that, until the Lien granted by this Agreement has been terminated in accordance with the terms hereof:

     (a) The Borrower will perform all acts and execute all documents including, without limitation, grants of Lien, in form suitable for filing with the United States Patent and Trademark Office, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent’s interest in the Collateral comprised of patents (collectively the “Patents”), patent applications (collectively the “Patent Applications”), trademarks or service marks (collectively the “Trademarks”) or of any applications therefor (collectively the “Trademark Applications”) or otherwise in furtherance of the provisions of this Agreement;

     (b) Except to the extent that the Agent shall consent in writing, Borrower (either itself or through licensees) will, unless the Borrower shall reasonably determine that a Trademark (or the use of a Trademark in connection with a particular class of goods or products) is not of material economic value to the Borrower, (i) continue to use each Trademark on each and every trademark class of goods in order to maintain each Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each Trademark, (iii) employ each Trademark with the appropriate notice of application or registration to the extent required by applicable law to maintain such Trademark, (iv) not use any Trademark except for the uses for which registration or application for registration of such Trademark has been made, unless such use is otherwise lawful, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated;

     (c) Except to the extent that the Agent shall consent in writing, the Borrower will not do any act, or not to do any act, whereby any Patent may become abandoned or dedicated unless the Borrower shall have reasonably determined that suchPatent is not of material economic value to the Borrower;

     (d) Unless the Borrower shall reasonably determine that a Patent, Patent Application, Trademark or Trademark Application is not of material economic value to the Borrower, the Borrower shall notify the Agent immediately if it knows, or has reason to know, of any reason that any Patent, Patent Application, Trademark or Trademark Application may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower’s ownership of any Patent or Trademark, its rights to register the same, or to keep and maintain the same;

     (e) If the Borrower, either itself or through any agent, employee, licensee or designee, shall file a Patent Application or Trademark Application for the registration of any Trademark with the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall promptly inform the Agent, and, upon request of the Agent, shall promptly execute and deliver any and all agreements, instruments, documents and papers as Agent may reasonably request to evidence the Agent’s Lien in such Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

     (f) Unless the Borrower shall reasonably determine that a Patent Application or Trademark Application is not of material economic value to the Borrower, the Borrower will take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each Patent Application and Trademark Application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks including, without limitation, filing of applications for renewal and affidavits of use;

     (g) If any Patent or Trademark is infringed, misappropriated or diluted by a third party, then, unless the Borrower shall reasonably determine that a Patent or Trademark is not of material economic value to the Borrower, the Borrower shall either promptly sue for such infringement, misappropriation or dilution to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and, if the Borrower commences any such suit, then the Borrower shall promptly notify the Agent of the commencement of such suit; and

     (h) The Borrower agrees that it will not enter into any agreement (for example, a license agreement) which is inconsistent with the Borrower’s obligations under this Agreement.

     3.19 Copyrights. The Borrower agrees with the Agent that, until the Lien granted by this Agreement has been terminated in accordance with the terms hereof:

     (a) The Borrower will perform all acts and execute all documents including, without limitation, grants of Lien, in form suitable for filing with the United States Copyright Office, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent’s interest in the Collateral comprised of copyrights or copyright applications (collectively the “Copyrights”) or otherwise in furtherance of the provisions of this Agreement;

     (b) Except to the extent that the Agent shall consent in writing, Borrower (either itself or through licensees) will, unless the Borrower shall reasonably determine that a Copyright is not of material economic value to the Borrower, publish the materials for which a Copyright has been obtained (the “Works”) with any notice of copyright registration required by applicable law to preserve the Copyright;

     (c) Unless the Borrower shall reasonably determine that a Copyright is not of material economic value to the Borrower, the Borrower shall notify the Agent immediately if it knows, or has reason to know, of any reason that any application or registration relating to any Copyright may become abandoned or dedicated or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office or any court) regarding the Borrower’s ownership of any Copyright, its right to register the same, or to keep and maintain the same;

     (d) If the Borrower, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall promptly inform the Agent, and, upon request of the Agent, execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s Lien in such Copyright and the Works relating thereto or represented thereby;

     (e) Unless the Borrower shall reasonably determine that a Copyright is not of material economic value to the Borrower, the Borrower will take all commercially reasonable steps, including, without limitation, in any proceeding before the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights;

     (f) In the event that any Copyright is infringed by a third party, then, unless the Borrower shall reasonably determine that such Copyright is not of material economic value to the Borrower, the Borrower shall promptly sue to recover any and all damages or take such other actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Copyright and, if the Borrower commences any such suit, then the Borrower shall promptly notify the Agent of the commencement of such suit; and

     (g) The Borrower agrees that it will not enter into any agreement (for example, a license agreement) which is inconsistent with the Borrower’s obligations under this Agreement.

     3.20 Control. Borrower will cooperate with Agent in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, and Electronic Chattel Paper. Without limiting the foregoing, if Borrower becomes a beneficiary of a letter of credit, then Borrower shall promptly notify the Agent thereof and upon the request of the Agent, enter into a tri-party agreement with the Agent and the issuer and/or confirmation bank with respect to such letter of credit assigning the Letter-of-Credit Rights to the Agent and directing all payments thereunder to the Agent, all in form and substance reasonably satisfactory to the Agent.

     3.21 Further Acts. Where Collateral is in the possession of a third party, Borrower will join with Agent in notifying such third party of Agent’s security interest and in obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of the Agent.

     3.22 Commercial Tort Claims. Borrower shall promptly notify the Agent of any Commercial Tort Claim acquired by it and, unless otherwise consented to by the Agent, Borrower shall promptly enter into a supplement to this Agreement granting to the Agent a security interest in such Commercial Tort Claim.

ARTICLE IV
COLLECTIONS

     Except as otherwise provided in this Article IV, the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Accounts and all other Collateral. In connection with such collections, the Borrower may take (and, at the Agent’s direction following the occurrence and during the continuance of an Event of Default, shall take) such action as the Borrower or the Agent may deem necessary or advisable to enforce collection of the Accounts and such other Collateral; provided, however, that the Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, without giving notice to the Borrower of the Agent’s intention to do so, to notify the account debtors under any Accounts or obligors with respect to such other Collateral of the assignment of such Accounts and such other Collateral to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Accounts or other Collateral, and to adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as the Borrower might have done, but unless and until the Agent does so or gives the Borrower other instructions the Borrower shall make all collections for the Agent. In addition to its rights under the preceding sentence to this Section, the Agent, at any time after the occurrence and during the continuance of an Event of Default, may require that the Borrower instruct all current and future account debtors and obligors on other Collateral to make all payments directly to a special bank account (the “Collateral Account”) maintained at the Agent for the benefit of the Agent and subject to withdrawal by the Agent only. After the Agent’s exercise of its rights to direct account debtors or other obligors on any Collateral to make payments directly to the Agent, the Borrower shall immediately deliver all full and partial payments on any Collateral received by the Borrower to the Agent in their original form, except for endorsements where necessary. Until such payments are so delivered to the Agent, such payments shall be held in trust by the Borrower for and as the Agent’s property, and shall not be commingled with any funds of the Borrower. After an Event of Default has occurred and is continuing, the Agent shall apply all collections on Collateral in accordance with Section 7.7. Any application of any collection to the payment of any Secured Obligation is conditioned upon final payment of any check or other instrument.

ARTICLE V
ASSIGNMENT OF INSURANCE

     The Borrower hereby assigns to the Agent, as additional security for the payment of the Secured Obligations, any and all monies due or to become due under, and any and all other rights of the Borrower with respect to, any and all policies of insurance covering the Collateral, and the Borrower hereby directs the issuer of any such policy to pay any such monies directly to the Agent in accordance with this Article V. So long as no Event of Default has occurred and is continuing, the Borrower may itself adjust and collect for any losses arising out of a single occurrence of up to $500,000.00 and up to an aggregate amount of $1,000,000.00 for all occurrences during any of the Borrower’s fiscal years; provided that the Borrower uses the resulting Insurance Proceeds to replace, restore or repair the damaged Collateral. After the occurrence and during the continuance of an Event of Default, or after the losses exceed the amount described in the preceding sentence, the Agent may (but need not) in its own name or in the Borrower’s name execute and deliver proofs of claim, receive such monies, and settle or litigate any claim against the issuer of any such policy and the Borrower directs the issuer to pay any such monies directly to the Agent and the Agent, at its sole discretion and regardless of whether the Agent exercises its right to collect Insurance Proceeds under this Section, shall promptly elect to apply any Insurance Proceeds to the payment of the Secured Obligations in accordance with Section 7.6, whether due or not, or to permit the Borrower to use such Insurance Proceeds for the replacement, restoration or repair of the Collateral and the Agent shall promptly notify the Borrower in writing of such election.

ARTICLE VI
EVENTS OF DEFAULT

     The occurrence of any Event of Default as defined in the Credit Agreement shall constitute an Event of Default hereunder (“Event of Default”).

ARTICLE VII
RIGHTS AND REMEDIES ON DEFAULT

     Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of the Agent or waived in accordance with the Credit Agreement, and in addition to the rights granted to the Agent under Articles IV and V hereof, the Agent, subject to the rights of the Majority Banks and the relevant Rate Protection Providers, may exercise any one or more of the following rights and remedies:

     7.1 Acceleration of Secured Obligations. Declare any and all Secured Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

     7.2 Right of Offset. Offset, and cause each other Secured Party to offset, any deposits, including unmatured time deposits, then maintained by the Borrower with any Secured Party, whether or not then due, against any Secured Obligation, whether or not then due.

     7.3 Deal with Collateral. In the name of the Borrower or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

     7.4 Realize on Collateral. Take any action which the Agent may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of the Borrower any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Agent may sell the Collateral without giving any warranties as to the Collateral. Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     7.5 Access to Property. Enter upon and into and take possession of all or such part or parts of the properties of the Borrower, including lands, plants, buildings, machinery, equipment, Data Processing Records and Systems and other property as may be necessary or appropriate in the judgment of the Agent, to permit or enable the Agent to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as the Agent may reasonably deem necessary or appropriate for said purposes without the payment of any compensation to the Borrower therefor. The Borrower shall provide the Agent with all information and assistance requested by the Agent to facilitate the storage, leasing, sale or other disposition or collection of the Collateral after an Event of Default has occurred and is continuing.

     7.6 Other Rights. Exercise any and all other rights and remedies available to it by law, in equity, or by agreement, including rights and remedies under the UCC as adopted in the relevant jurisdiction or any other applicable law, or under the Credit Agreement or under any other Loan Document and, in connection therewith, the Agent may require the Borrower to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to the Borrower at its address as shown on the Agent’s records at least 10 days before the date of such disposition.

     7.7 Application of Proceeds. (a) All Proceeds of Collateral received by the Agent or any other Secured Party shall be promptly applied in the following order:

FIRST, to each Secured Party in an amount equal to such Secured Party’s reasonable costs and expenses incurred in connection with the enforcement of this Agreement, the sale or other disposition of the Collateral, the delivery of the Collateral, the collection of any such Proceeds or the collection of the Secured Obligations (including, without limitation, reasonable attorneys’ fees and legal expenses regardless of whether suit is commenced) to the extent that the Borrower is obligated to reimburse such Secured Party therefor;

SECOND, to the extent of any amount remaining after application in accordance with clause FIRST above, to the Agent for distribution to the Secured Parties for application to the Secured Obligations then due and payable or, if such amount shall be insufficient to pay the Secured Obligations in full, then ratably (without priority of any one over any other) to each Secured Party in proportion to its Pro Rata Share; and

THIRD, to the extent of any amount remaining after application in accordance with clauses FIRST and SECOND above, to the Borrower or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     (b) When payments to the Secured Parties are based upon their respective Pro Rata Shares, the amounts received by each Secured Party shall be promptly applied as follows (for purposes of making determinations under this Section 7.7 only):

     (i) if the recipient Secured Party is a Bank, then in accordance with Section 8.10 of the Credit Agreement; or

     (ii) if the recipient Secured Party is a Rate Protection Provider, then: (A) first, to the unpaid interest and fees constituting part of such Secured Party’s Secured Obligations; (B) second, to the unpaid principal amount of such Secured Party’s Secured Obligations; and (C) third, to all other Secured Obligations owed to such Secured Party.

If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Secured Obligations of the other Secured Parties entitled to such distribution, with each such other Secured Party to receive an amount equal to such excess amount multiplied by such Secured Party’s Pro Rata Share adjusted to exclude the distributing Secured Party from the calculation of Pro Rata Share.

     (c) For purposes of applying payments received in accordance with this Section 7.7, the Agent shall be entitled to rely upon each Secured Party for a determination of the outstanding principal, interest and other Secured Obligations owed to such Secured Party.

     (d) In the event of any conflict or inconsistency between the application of Proceeds set forth in this Section 7.7. and in the application of payments set forth in Section 8.10 of the Credit Agreement, Section 8.10 of the Credit Agreement shall control.

            7.8 Patents and Trademarks. Upon the occurrence and during the continuance of an Event of Default:

     (a) The Agent may, at any time and from time to time, upon thirty (30) days’ prior notice to the Borrower, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine;

     (b) The Agent may (without assuming any obligations or liability thereunder), at any time enforce (and shall have the exclusive right to enforce) against any licensor, licensee or sublicensee all rights and remedies of the Borrower in, to and under any one or more license or other agreements with respect to any Patent or Trademark and take or refrain from taking any action under any such license or other agreement, and the Borrower hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against, any claims arising out of, any action taken or omitted to be taken with respect to any such license or agreement;

     (c) Any and all payments received by the Agent under or in respect of any Patent or Trademark (whether from the Borrower or otherwise), or received by the Agent by virtue of the exercise of the license granted to the Agent by subsection (g) below, shall be promptly applied to the Secured Obligations in accordance with Section 7.7 hereof;

     (d) The Agent may exercise in respect of the Patents and Trademarks, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code;

     (e) In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Patents and Trademarks pursuant to this Section 7.8, the Agent may, at any time, execute and deliver on behalf of the Borrower one or more instruments of assignment of the Patents and Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country and the Borrower agrees to pay when due all reasonable costs incurred in any such transfer of the Patents and Trademarks, including any taxes, fees and reasonable attorneys’ fees;

     (f) In the event of any sale, lease, assignment, license, sublicense or other disposition of any of the Patents or Trademarks pursuant to this Section, the Borrower shall supply to the Agent or its designee its know-how and expertise relating to the manufacture and sale of the products relating to any Patent or Trademark subject to such disposition, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products; and

     (g) For the purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grants to the Agent, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, license or sublicense at such time any Patent or Trademark, now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

            7.9 Copyrights. Upon the occurrence and during the continuance of an Event of Default:

     (a) The Agent may, at any time and from time to time, upon thirty (30) days’ prior notice to the Borrower, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine;

     (b) The Agent may (without assuming any obligations or liability thereunder), at any time , enforce (and shall have the exclusive right to enforce) against any licensor, licensee or sublicensee all rights and remedies of the Borrower in, to and under any one or more license or other agreements with respect to any Copyright and take or refrain from taking any action under any such license or other agreement and the Borrower hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against, any claims arising out of, any action taken or omitted to be taken with respect to any such license or agreement;

     (c) Any and all payments received by the Agent under or in respect of any Copyright (whether from the Borrower or otherwise), or received by the Agent by virtue of the exercise of the license granted to the Agent by subsection (f) below, shall be promptly applied to the Secured Obligations in accordance with Section 7.7;

     (d) The Agent may exercise in respect of the Copyrights, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code;

     (e) In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Copyrights pursuant to this Section 7.9, the Agent may, at any time, execute and deliver on behalf of the Borrower one or more instruments of assignment of the Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in the Copyright Office or any country where the relevant Copyright is of material economic value to the Borrower and the Borrower agrees to pay when due all reasonable costs incurred in any such transfer of the Copyrights, including any taxes, fees and reasonable attorneys’ fees; and

     (f) For the purpose of enabling the Agent to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, license or sublicense any Copyright, now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

ARTICLE VIII
MISCELLANEOUS

            8.1 No Liability on Collateral. It is understood that neither the Agent nor any other Secured Party assumes, in any way, any of the Borrower’s obligations under any of the Collateral. The Borrower hereby agrees to indemnify the Agent and each other Secured Party against all liability arising in connection with or on account of any of the Collateral in accordance with Section 9.11 of the Credit Agreement.

            8.2 No Waiver. The Secured Parties shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by the Borrower unless such waiver is in writing and signed by the Agent and the Banks required by Section 9.1 of the Credit Agreement to take the relevant action. No delay or omission on the part of the

Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            8.3 Remedies Cumulative. All rights and remedies of the Secured Parties shall be cumulative and may be exercised singularly or concurrently, at their option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

            8.4 Governing Law/Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota, except to the extent that the perfection of the Lien hereunder, or the enforcement of any remedies hereunder, with respect to any particular Collateral shall be governed by the laws of a jurisdiction other than the State of Minnesota, without, in any case, giving effect to conflict of laws principles but giving effect to the federal laws of the United States affecting national banks. AT THE OPTION OF THE AGENT, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE AGENT, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

            8.5 Expenses. The Borrower agrees to pay the reasonable attorneys’ fees and legal expenses incurred by each Secured Party in the exercise of any right or remedy available to it under this Agreement, whether or not suit is commenced, including, without limitation, attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s order or judgment.

            8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Borrower and each Secured Party.

            8.7 Recitals. The above Recitals are true and correct as of the date hereof and constitute a part of this Agreement.

            8.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            8.9 No Obligation to Pursue Others. The Agent has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them and the Agent may release, modify or waive any Collateral provided by any other person to secure any of the Secured Obligations, all without affecting the Agent’s rights against the Borrower. The Borrower waives any right it may have to require the Agent to pursue any third person for any of the Secured Obligations.

            8.10 Incorporation of Provisions Regarding Agent. The provisions set forth in Article VIII of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by reference as if fully set forth herein.

            8.11 Termination. This Agreement will terminate and be of no further force or effect upon the indefeasible payment and performance of all Secured Obligations and the termination of any commitment on the part of the Banks to extend further credit to the Borrower pursuant to the Credit Agreement, provided that, the performance of unasserted indemnification obligations under the Loan Documents will not be required as a condition to termination of this Agreement. Upon such termination, the Agent will reassign and redeliver (or cause to be reassigned and redelivered) to the Borrower, or to such person as the Borrower designates, against receipt, such of the Collateral delivered to the Agent as have not been sold or otherwise applied by the Agent pursuant to the terms of this Agreement, and still held by it, together with appropriate instruments of authorization to the Borrower concerning termination, reassignment and release of liens in favor of the Agent as the Borrower may reasonably request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower and the Administrative Bank have caused this Agreement to be duly executed as of the date and year first above written.

Life Time Fitness, Inc.

By:

Name: Eric J. Buss
Its: Secretary

U. S. Bank National Association, as Administrative Agent

By:

Name: Karen E. Weathers
Its: Vice President

EXHIBIT A

I.	Financing Statements on File Listing the Borrower or Any Predecessor in Title as Debtor

See Schedule 6.12 to the Disclosure Schedules

II.	Prior Names None

EXHIBIT B

COMMERCIAL TORT CLAIMS

None.